UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2021

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FORZA INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56131	30-0852686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30 Forzani Way NW

Calgary, Alberta T3Z 1L5

(Address of Principal Executive Offices) (Zip Code)

(702) 205-2064

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2021, Forza Innovations Inc. (the “Company”) appointed Garrett Morosky as Vice President & Director of Joint Ventures.

Mr. Morosky has been the President of G, LLC, a private company, from 2019 until present. From 2017 to 2019, Mr. Morosky was the VP of WarmUp wearables, a private company. From 2015 to 2017, Mr. Morosky was the Strategic Marketing & Advertising Consultant for Keller Williams Reality, Snackerz Inc., Pace & Pace Joint, IDG, WATT Companies, Curio, LA Local SEO, KrampKrusher. From 2014 to 2016 he was a SAG Actor and TV personality.

Mr. Morosky will serve as an officer of the Company until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Morosky and any other person pursuant to which he was selected as an officer or director of the Company. There are no family relationship between Mr. Morosky and any of the Company’s officers or directors. Mr. Morosky has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORZA INNOVATIONS INC.

Date: November 2, 2021	By:	/s/ Johnny Forzani
Johnny Forzani, President & C.E.O.

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